UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	033-07012-99	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    James A.C. Kennedy, CEO and president and chair of the firm’s Management Committee, has decided to step down from those roles, effective December 31, 2015. He will retire from the firm and will not stand for reelection to the Board of Directors at the company’s Annual Meeting on April 27, 2016.

(c)    The Board of Directors intends to appoint William J. Stromberg to succeed Mr. Kennedy in the offices of president and CEO, and chair of the Management Committee, effective January 1, 2016. He will also be appointed to the Board of Directors at that time.

Mr. Stromberg, age 55, has been head of Global Equity since 2009, head of Global Equity Research since 2004, vice president since 1990, and an employee since 1987. Mr. Stromberg has also been a member of the company's Management Committee since 2007.

A copy of the press release issued on May 6, 2015, announcing Mr. Kennedy's retirement, Mr. Stromberg's planned appointment, and the company's anticipated management succession is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press release dated May 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: May 6, 2015